Exhibit 10.2

guaranty

Dated August 22, 2022

This Guaranty (hereinafter, the “Guaranty”) is given pursuant to the terms and conditions of that certain Loan Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among Cedar Realty Trust Partnership, L.P. (the “Borrower”), the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent (in such capacity as Administrative Agent, the “Agent”). Capitalized terms used herein and not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

FOR VALUE RECEIVED, and to induce Agent and the Lenders to extend credit to the Borrower as provided for in the Loan Agreement and the other Loan Documents, CEDAR REALTY TRUST, INC., a Maryland corporation (hereinafter, “Guarantor”), hereby unconditionally agrees with Agent as follows:

1. Guaranty. Guarantor, as a primary party and not merely as a surety, unconditionally and irrevocably guarantees to Agent, or in the case of any Swap Contract provided by Agent, any Lender or any Affiliate of any Lender, to the provider of such Swap Contract, the prompt and full payment (and not merely the collectability), performance, and observance of all of the obligations, terms and conditions to be paid, performed or observed by Borrower under the Note, Loan Agreement and each other Loan Document and any such Swap Contract, each as the same may be hereafter amended, modified, extended, renewed or recast, including, without limitation, all of the Obligations and the payment of all principal, interest, fees, all obligations and other charges when due under the Note, the Loan Agreement and each other Loan Document and any such Swap Contract (hereinafter, the “Guaranteed Obligations”). Notwithstanding anything to the contrary herein, the obligations of the Guarantor hereunder shall not include any Excluded Hedging Obligations. For purposes hereof “Excluded Hedging Obligations” means any Obligation with respect to a Swap Contract if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Obligation (or any guarantee thereof) is or becomes impermissible under the Commodity Exchange Act (as hereafter defined) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time this Guaranty becomes effective with respect to such Hedging Obligation. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended or supplemented from time to time, and any successor statute or any other rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

Upon the occurrence of and during the continuance of any Event of Default under the Loan Agreement, or any of the other Loan Documents, or if Agent has accelerated the Loan pursuant to a right to do so under the Loan Agreement, Agent may at its option proceed directly and at once, without notice (except as otherwise provided under the Loan Agreement), against Guarantor hereunder, without proceeding against Borrower, any other Guarantor, or any other person or Collateral for the Obligations or the Guaranteed Obligations.

If Borrower, or Guarantor if so required, shall fail or refuse to perform or continue performance of all of the Obligations on the part of Borrower to be kept and performed, then, if an Event of Default exists on account thereof under the Loan Documents or this Guaranty, in addition to any other rights and remedies which Agent may have hereunder or elsewhere, and not in limitation thereof, Agent, at its option, may exercise any or all of its rights and remedies under the Loan Agreement and each other Loan Document.

This Guaranty shall survive and continue in full force and effect beyond and after the payment and satisfaction of the Guaranteed Obligations and the Obligations in the event Agent or any Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances.

2. Waivers. Guarantor hereby waives and relinquishes to the fullest extent now or hereafter not prohibited by applicable law:

(a)	all suretyship defenses and defenses in the nature thereof;

(b)	any right or claim of right to cause a marshaling of the assets of Borrower or of any Collateral, or to cause Agent to proceed against any of the other security for the Guaranteed Obligations or the Obligations before proceeding under this Guaranty against Guarantor, or, if there shall be more than one Guarantor, to require Agent to proceed against any other Guarantor or any of Guarantors in any particular order;

(c)	until satisfaction in full of the Obligations of the Borrower to the Agent and the Lenders, and the satisfaction in full of the Guaranteed Obligations, all rights of subrogation, contribution, reimbursement, exoneration or indemnification, in each case from Borrower, WHLR or a Collateral Property Owner (WHLR and each Collateral Property Owner, each an “Other Loan Guarantor”), pursuant to any agreement, express or implied, or now or hereafter accorded by applicable law to indemnitors, guarantors, sureties or accommodation parties; provided, however, unless Agent otherwise expressly agrees in writing, such waiver by Guarantor shall not be effective to the extent that by virtue thereof Guarantor’s liability under this Guaranty or under any other Loan Document is rendered invalid, voidable, or unenforceable under any applicable state or federal law dealing with the recovery or avoidance of so-called preferences or fraudulent transfers or conveyances or otherwise;

(d)	notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default, or other proof or notice of demand whereby to charge Guarantor therefor;

(e)	the pleading of any statute of limitations as a defense to Guarantor’s obligations hereunder;

(f)	the right to a trial by jury in any matter related to this Guaranty; and

(g)	the benefit of all other provisions of law afforded to a Person on account of its being a surety, indemnitor, guarantor or accommodation party which may be validly waived.

GUARANTOR, AGENT AND LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS GUARANTY, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER IS GIVEN AS A MATERIAL INDUCEMENT TO AGENT AND THE LENDERS TO ACCEPT THIS GUARANTY AND TO MAKE THE LOAN.

3. Cumulative Rights. Agent’s and any Lender’s rights under this Guaranty shall be in addition to and not in limitation of all of the rights and remedies of Agent and any Lender under the Loan Documents. All rights and remedies of Agent and any Lender shall be cumulative and may be exercised in such manner and combination as Agent or any Lender may determine.

4. No Impairment. The liability of Guarantor hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to any amendment or modification of the provisions of the Loan Documents and any Swap Contract to or with Agent or any Lender or any Affiliate of a Lender by Borrower or any other Guarantor. In addition, the liability of Guarantor under this Guaranty and the other Loan Documents and any such Swap Contract shall in no way be limited or impaired by:

(a)	any extensions of time for performance required by any of the Loan Documents and any Swap Contract;

(b)	any amendment to or modification of any of the Loan Documents and any Swap Contract;

(c)	any sale or assignment of the Loan as Permitted under the Loan Agreement (including any such sale or assignment of the Security Documents), or any foreclosure of the Security Documents, or any sale, transfer or exchange of all or part of the Collateral Properties (the “Property”);

(d)	any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents and any Swap Contract limiting Agent’s or any Lender’s recourse to the Property secured by any Security Document, or to any other property, or limiting Agent’s or any Lender’s or its Affiliate’s rights to a deficiency judgment against Borrower or any other person or entity;

(e)	the accuracy or inaccuracy of any of the representations or warranties made by or on behalf of Borrower, any general partner, owner, principal, or agent of Borrower, or Guarantor, under any Loan Document or otherwise;

(f)	the release of Borrower, any general partner, owner, principal, or agent of Borrower, or any other person or entity, from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents and any Swap Contract by operation of law, Agent’s or any Lender’s or its Affiliate’s voluntary act, or otherwise;

(g)	the filing of any bankruptcy or reorganization proceeding by or against Borrower, any general partner, owner, principal, or agent of Borrower, Guarantor, or any subsequent owner of the Property;

(h)	the release or substitution in whole or part of any collateral or security for the Obligations or the Guaranteed Obligations;

(i)	Agent’s failure to record any Security Document or file any UCC financing statements, or Agent’s improper recording or filing of any thereof, or Agent’s failure to otherwise perfect, protect, secure, or insure any security interest or lien given as security for the Obligations or the Guaranteed Obligations;

(j)	the release of any other party now or hereafter liable upon or in respect of this Guaranty or any of the other Loan Documents and any Swap Contract; or

(k)	the invalidity or unenforceability of all or any portion of any of the Loan Documents and any Swap Contract as to Borrower, any Guarantor, or any other person or entity.

Any of the foregoing may be accomplished with or without notice to Borrower, any general partner, owner, principal, or agent of Borrower, or Guarantor, and with or without consideration.

5. Delay Not Waiver. No delay on Agent’s or any Lender’s part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right. No waiver by Agent or any Lender in any instance shall constitute a waiver in any other instance.

6. Warranties and Representations. Guarantor warrants and represents to Agent and each of the Lenders for the express purpose of inducing Agent and the Lenders to enter into the Loan Agreement, to advance the Loan, to accept this Guaranty, and to otherwise complete the transactions contemplated by the Loan Agreement, that as of the date of this Guaranty, as follows:

(a)	Incorporation by Reference. Each warranty and representation made by Guarantor in the Environmental Indemnity Agreement is true, accurate and complete (subject to any qualifications therein set forth) and is incorporated herein by reference.

(b)	Financial Information. Copies of the financial statements of Guarantor have been delivered to Agent and each of the same fairly present Guarantor’s financial condition as of the dates thereof and no change has occurred in Guarantor’s financial condition since the respective dates thereof that would reasonably be expected to have a Material Adverse Effect; and each financial statement of Guarantor submitted in the future shall fairly present Guarantor’s financial condition as of the dates thereof.

(c)	No Violation. The payment and performance by Guarantor of the Guaranteed Obligations and Guarantor’s obligations under this Guaranty, the Security Documents to which it is a party, the Environmental Indemnity Agreement, and any other Loan Documents to which it is a party, does not and shall not constitute a violation of any law, order, regulation, contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor’s property may be bound that would reasonably be expected to have a Material Adverse Effect.

(d)	No Litigation. There is no material litigation now pending or, to the best of Guarantor’s Knowledge threatened in writing, against Guarantor which, if adversely decided would reasonably be expected to have a Material Adverse Effect.

(e)	Entity Matters. The Guarantor is a duly organized, validly existing entity organized and in good standing under the laws of the State of Maryland, and has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.

(f)	Valid and Binding. Each of the Loan Documents to which Guarantor is a party constitutes Guarantor’s legal, valid and binding obligation in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and with respect to the availability of remedies of specific enforcement subject to the discretion of the court before which proceedings therefor may be brought.

(g)	Solvency. Guarantor is solvent and is not rendered insolvent by the obligations undertaken in this Guaranty. Guarantor is not contemplating either the filing of a petition or proceeding under any state or federal bankruptcy or insolvency or reorganization laws or the liquidating of all or a major portion of Guarantor’s property.

(h)	Material Economic Benefit. The granting of the Loan to Borrower will constitute a material economic benefit to Guarantor.

7. Notices.

(a)	Any notice or other communication in connection with this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows:

If to Guarantor:

Cedar Realty Trust, Inc.
c/o Wheeler REIT, L.P.

2529 Virginia Beach Boulevard

Virginia Beach, VA 23452

Attention: M. Andrew Franklin

Electronic Mail: afranklin@whlr.us

with a copy to:

Cadwalader, Wickersham & Taft LLP

650 South Tryon Street, Suite 1400

Charlotte, NC 28202

Attention: Kevin Sholette, Esquire

Electronic Mail: kevin.sholette@cwt.com

If to Agent:

KeyBank National Association
1200 Abernathy Road NE, Suite 1550
Atlanta, Georgia 30328
Attention: Tom Z. Schmitt
Electronic Mail: tom_schmitt@keybank.com

with a copy to:

Riemer & Braunstein LLP
100 Cambridge Street, 22nd Floor
Boston, Massachusetts 02114
Attention: Kevin J. Lyons, Esquire
Electronic Mail: klyons@riemerlaw.com

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)	Electronic Communications. The Agent or the Guarantor may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent or the Guarantor otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)	Change of Address, Etc. Guarantor and the Agent may change its address, telecopier number or email address for notices and other communications hereunder by notice to the other parties hereto.

8. No Oral Change. No provision of this Guaranty may be changed, waived, discharged, or terminated orally (in person or by telephone) or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

9. Parties Bound; Benefit. This Guaranty shall be binding upon Guarantor and Guarantor’s respective successors, assigns, heirs and personal representatives and shall be for the benefit of Agent, and of any subsequent Agent permitted under the Loan Agreement.

10. Joint and Several. If there is more than one (1) Guarantor, the obligations of each Guarantor, and such Guarantor’s respective successors, assigns, heirs and personal representatives, shall be and remain joint and several.

11. Partial Invalidity. Each of the provisions hereof shall be enforceable against Guarantor to the fullest extent now or hereafter not prohibited by applicable law. The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

12. Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by and construed and enforced in accordance with the internal laws of the State of New York. Agent may enforce its rights hereunder and under the other Loan Documents to which Guarantor is a party, including, but not limited to, its rights to sue Guarantor or to collect any outstanding indebtedness in accordance with applicable law.

13. Consent to Jurisdiction. Each of Guarantor and Agent (by its acceptance of this Guaranty) irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York located in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of said parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such Federal Court. Each of said parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Agent may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against Guarantor or any other Loan Party or its properties in the courts of any jurisdiction. Guarantor hereby agrees and consents that in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal Court located within the Southern District of the State of New York may be made in the manner provided for in Section 7.

14. Additional Covenant of the Guarantor. Guarantor shall pay, perform, observe and comply with all of the obligations, terms, covenants and conditions set forth in this Guaranty, the Environmental Indemnity Agreement, and any other Loan Documents to which Guarantor is a party.

15. Subordination.

(a)	Except as may be otherwise specifically provided for in the Loan Agreement with respect to Permitted Distributions, any indebtedness of Borrower to Guarantor, now or hereafter existing together with any interest thereon shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior, full payment and satisfaction of all Obligations of Borrower to the Agent and the Lenders.

(b)	Except as may be otherwise specifically provided for in the Loan Agreement with respect to Permitted Distributions, at all times until the full payment and satisfaction of the Obligations of Borrower to Agent and the Lenders with respect to the Loan and other Obligations (and including interest accruing on the Loan after the commencement of a case by or against Borrower under any Debtor Relief Laws now or hereafter in effect, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor or any affiliated entity notwithstanding any contrary practice, custom or ruling in cases under the Debtor Relief Laws, as now or hereafter in effect, generally), Guarantor agrees not to accept any payment or satisfaction for any kind of indebtedness of Borrower to Guarantor while any Event of Default is in existence, and hereby assigns such indebtedness to Agent to secure the Guaranteed Obligations, on behalf of the Lenders, including, but not limited to, the right to file proofs of claim and to vote thereon in connection with any such case under any Debtor Relief Laws in which Borrower is the debtor, as now or hereafter in effect, and the right to vote on any plan of reorganization of Borrower.

(c)	Any mortgage, security interest, lien or charge on the Collateral, all rights therein and thereto, and on the revenue and income to be realized therefrom, which Guarantor, or any affiliated entity, may have or obtain as security for any loans, advances, indebtedness or costs, shall be, and such mortgage, security interest, lien or charge hereby is, subordinated to the full and payment satisfaction of all Obligations of Borrower to Agent and the Lenders.

16. Legal Fees, Costs and Expenses. Guarantor further agrees to pay within thirty (30) days after demand all costs and expenses reasonably incurred by Agent, or its successors or permitted assigns, in connection with enforcing any of the rights or remedies of Agent, or such successors or permitted assigns, under or with respect to this Guaranty including, but not limited to, attorneys’ fees and the out-of-pocket expenses and disbursements of such attorneys. Any such amounts which are not paid within thirty (30) days of demand therefor shall bear interest at the Default Rate from the date of demand until paid.

17. Setoff. Subject to the terms of this paragraph, Guarantor hereby grants to Agent and each of the Lenders, a lien, security interest and right of setoff as security for all liabilities and obligations to Agent and the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any Lender or any entity under the control of Agent or Lender, or in transit to any of them. At any time, from and after the occurrence of and during the continuance of an Event of Default, Agent or any Lender may set off the same or any part thereof and apply the same to the Obligations of Guarantor that are then due and payable. Within five (5) Business Days of making any such set-off, Agent agrees to notify Guarantor thereof, provided that the failure by Agent to give such notice shall not affect the validity of such set-off. ANY AND ALL RIGHTS TO REQUIRE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

18. Eligible Contract Participant Status. Guarantor, in its own capacity and in its capacity as guarantor for and on behalf of Borrower, represents and warrants to the Agent, Lenders and any Affiliate of any Lender party to a Swap Contract that, on and as of each date on which a “Swap Transaction Event” (as defined in the ISDA August 2012 DF Supplement, as published on August 13, 2012) occurs between the Agent, any Lender or any Affiliate of any Lender and Borrower, it will be an “eligible contract participant” within the meaning of Section 1a(18) of the Commodity Exchange Act as amended from time to time, and applicable regulations thereunder.

19. Counterparts. Delivery of executed counterparts of this Guaranty by telecopy or other electronic means shall be effective as an original.

20. ISDA ECP Guarantor Keepwell Terms. Guarantor hereby agrees to the provisions of Section 23 of that certain Guaranty, of even date herewith, made by the Collateral Property Owners in favor of Agent.

[Signature page to follow]

Witness the execution and delivery hereof as of the date first written above.

GUARANTOR:

CEDAR REALTY TRUST, INC., a Maryland corporation

By:	/s/ Jennifer Bitterman
Name:	Jennifer Bitterman
Title:	Chief Financial Officer

[Signature Page to Guaranty (Cedar Realty Trust, Inc.)]